NEWS RELEASE

NetSol Technologies Reports Third Quarter
Fiscal Year 2009 Financial Results

NetSol Witnessing Improved Visibility in License and IT Services Revenue
in Current Quarter as Business Stabilizes and Refocuses on Growth

EMERYVILLE, CA – May 12, 2009 -- NetSol Technologies Inc. “NetSol” (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced third quarter financial results for fiscal year 2009, for the period ended March 31, 2009.

Nine Month Fiscal 2009 Results

•	Revenues totaled $19.6 million, down 25% nine months year-to-date

•	Service fees totaled $11.3 million year-to-date

•	Maintenance fees totaled $4.8 million year-to-date

•	License fees totaled $3.5 million year-to-date

•
Year-to-date GAAP net loss applicable to common shareholders of $7.3 million, or a loss of $0.27 per fully diluted share, compared to GAAP net income applicable to common shareholders of $3.5 million, or $0.15 per fully diluted share, in the year ago period

•	Year-to-date EBITDA loss of $3.0 million, or EBITDA loss of $0.11 per diluted share, versus EBITDA of $6.5 million, or $0.27 per diluted share, in the year ago period

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “While our fiscal third quarter results reflect the most challenging period of the current global economic downturn on our business, I believe we made significant progress in terms of cost reductions as well as the streamlining of our global organizational structure.  The combination of our North American and European businesses into one operating segment provides improved cost efficiencies and sales effectiveness across the combined organization.  Most importantly, I believe the fiscal third quarter represents the trough of the current downturn for NetSol. Improved customer and sales pipeline activity are currently providing us confidence that we have turned the corner and expect to see improved financial performance in the coming quarters. We are very excited about our growth opportunities in China as well as traction in Latin American emerging economies.

“Strategically, during the fiscal third quarter we also made excellent progress within our SAP Practice Group as we secured a SAP services contract with a leading U.S. utility client representing excess of $1 million in projected annualized revenue and we also set the stage for the launch of our own proprietary SAP compatible software solutions.  As part of our stated strategic objectives, during the quarter we set the foundation for key strategic alliances aimed at increasing our customer penetration of key geographic markets, diversifying our global delivery platform and ultimately driving growth.  As a result of these efforts, shortly after the quarter end we launched Atheeb NetSol Limited, a new NetSol majority owned software engineering and joint venture company focused on serving the growing Saudi Arabian, GCC and Middle Eastern markets. We also signed a strategic partnership with Neptune Software extending the reach of NetSol’s Financial Suite, LeaseSoft Evolve and attendant professional services in more than 12 African countries.  I believe these key initiatives, with leading partners in their respective fields, provide additional growth drivers and strengthen NetSol’s global market position,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $5.0 million for the third quarter of fiscal year 2009, representing a 45% decline as compared to the $9.1 million in revenues reported for the same period a year ago.

U.S. GAAP (Generally Accepted Accounting Principles) net loss applicable to common shareholders for the third quarter of fiscal year 2009 was approximately $5.0 million, or a loss of $0.19 per diluted share, which compares to GAAP net income applicable to common shareholders of $2.2 million, or $0.09 per diluted share, in the same period of fiscal year 2008. Included in the fiscal third quarter 2009 financial results are exceptional expenses of $1.8 million dollars for a doubtful debt reserve provision, one-time redundancy charge of approximately $200,000  and $1.0 million to modify a loan agreement with more favorable terms to NetSol.

NetSol reported an EBITDA loss of $3.5 million, or a loss of $0.13 per diluted share, for the third quarter of fiscal year 2009 compared to EBITDA of $3.2 million, or $0.13 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company’s operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP.”

Business Highlights

•	North American and European operations combined in management restructuring and streamlining of the global operations

•	Comprehensive cost cutting program to reduce operating expenses by $6 million to 8 million annually and support the company’s return to long-term profitability

•	Toyota Motor Finance China Co. Ltd. went live with NetSol Technologies suite of financial products

•	Leading global automobile manufacturer implementing NetSol Financial Suite (NFS) products for 300 dealers in Latin American as NetSol increases market penetration in the Latin American region

•	New customer agreement from Maroof Hospital for the implementation of a new Hospital Management System, expanding NetSol’s presence in the global healthcare vertical

•	NetSol’s SAP practice group secures services contract with a leading U.S.-based energy utility company, representing in excess of $1 million in projected annualized revenue

•	NetSol joins Winshuttle’s SHUTTLEpro partner program to offer SAP Data Entry and Extraction Tools

•	Rackspace Hosting and NetSol announce solution partnership

Conference Call & Webcast Information

Following the distribution of the fiscal third quarter 2009 financial results, NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available on the investor relations section of the NetSol corporate website at www.netsoltech.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 322543. An archived replay of the conference webcast will also be available on the investor relations section of the NetSol corporate website at www.netsoltech.com.

About NetSol Technologies Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol’s commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies’ clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Emeryville, California, NetSol Technologies has operations and offices in Adelaide, Beijing, Bangkok, Lahore, and London.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

To join the NetSol Technologies, Inc. email communications list, visit:
http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

NetSol Technologies, Inc. Forward-looking Statement

This press release may contain forward looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “anticipate,” “intend,” variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #
Contact – Investor Relations:
Christopher Chu
Grayling
Phone:  +1 646-284-9426
Email:   Christopher.chu@us.grayling.com

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
		(Restated)		(Restated)
Net Revenues:
License fees	$324,845	$2,998,867	$3,502,632	$7,769,226
Maintenance fees	1,664,492	1,482,654	4,771,519	4,556,450
Services	3,033,684	4,585,292	11,320,846	13,800,844
Total revenues	5,023,021	9,066,813	19,594,997	26,126,520
Cost of revenues
Salaries and consultants	2,629,081	2,620,722	7,652,671	7,342,743
Travel	280,390	394,841	993,290	972,998
Repairs and maintenance	81,536	99,262	290,436	332,448
Insurance	43,478	30,005	135,390	153,760
Depreciation and amortization	532,099	316,652	1,615,853	847,288
Other	917,051	522,013	2,208,265	1,341,513
Total cost of sales	4,483,635	3,983,495	12,895,905	10,990,750
Gross profit	539,386	5,083,318	6,699,092	15,135,770
Operating expenses:
Selling and marketing	629,145	898,686	2,479,509	2,817,908
Depreciation and amortization	501,239	477,630	1,476,281	1,422,181
Bad debt expense	1,772,188	-	2,420,658	3,277
Salaries and wages	773,757	1,034,784	2,697,531	2,758,434
Professional services, including non-cash compensation	257,926	125,107	877,752	424,108
General and adminstrative	862,623	781,828	2,693,451	2,277,022
Total operating expenses	4,796,878	3,318,035	12,645,182	9,702,930
Income (loss) from operations	(4,257,491)	1,765,283	(5,946,090)	5,432,840
Other income and (expenses):
Gain (loss) on sale of assets	(127,558)	(891)	(308,256)	(33,044)
Interest expense	(483,501)	(121,719)	(983,971)	(544,665)
Interest income	177,771	84,431	246,607	159,869
Gain on sale of subsidiary shares	-	1,240,808	-	1,240,808
Loss on extinguishment of debt	(1,000,000)	-	(1,000,000)	-
Exchange gain /(loss) on foreign currency	8,902	388,859	1,821,754	590,170
Other income and (expenses)	15,378	59,031	47,518	118,944
Total other income (expenses)	(1,409,008)	1,650,519	(176,348)	1,532,082
Net income (loss) before minority interest in subsidiary	(5,666,500)	3,415,802	(6,122,438)	6,964,922
Minority interest in subsidiary - restated in 2008	689,584	(1,159,134)	(972,238)	(3,288,490)
Income taxes	(21,594)	(15,314)	(79,631)	(46,272)
Net income (loss)	(4,998,510)	2,241,354	(7,174,308)	3,630,160
Dividend required for preferred stockholders	(33,140)	(33,508)	(100,892)	(145,033)
Net income (loss) applicable to common shareholders	(5,031,650)	2,207,846	(7,275,200)	3,485,127
Other comprehensive income (loss):
Translation adjustment - restated in 2008	(179,358)	(634,280)	(4,036,926)	(1,065,613)
Comprehensive income (loss)	$(5,211,008)	$1,573,566	$(11,312,126)	$2,419,514

Net income (loss) per share:
Basic	$(0.19)	$0.09	$(0.27)	$0.15
Diluted	$(0.19)	$0.09	$(0.27)	$0.15

Weighted average number of shares outstanding
Basic	26,601,587	25,205,995	26,350,098	23,686,204
Diluted	26,601,587	25,665,924	26,350,098	24,146,133

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2009	June 30, 2008
	(Unaudited)	(Audited)
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$2,481,591	$6,275,238
Restricted cash	5,000,000	-
Accounts receivable, net of allowance for doubtful accounts	11,182,706	10,988,888
Revenues in excess of billings	6,728,374	11,053,042
Other current assets	2,145,522	2,406,407
Total current assets	27,538,193	30,723,575
Property and equipment, net of accumulated depreciation	9,463,524	10,220,545
Other assets, long-term	204,823	822,672
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	12,452,357	10,837,856
Customer lists, net	1,535,328	1,732,761
Goodwill	9,439,285	9,439,285
Total intangibles	23,426,970	22,009,902
Total assets	$60,633,510	$63,776,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,833,319	$4,116,659
Current portion of loans and obligations under capitalized leases	6,103,585	2,280,110
Other payables - acquisitions	103,226	846,215
Unearned revenues	3,358,180	3,293,728
Due to officers	-	184,173
Dividend to preferred stockholders payable	49,974	33,508
Loans payable, bank	2,108,919	2,932,551
Total current liabilities	16,557,203	13,686,944
Obligations under capitalized leases, less current maturities	1,046,801	332,307
Convertible notes payable	5,786,456	-
Long term loans; less current maturities	416,341	411,608
Total liabilities	23,806,801	14,430,859
Minority interest	5,661,417	7,857,969
Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
26,666,987 issued and 26,438,491 outstanding as of March 31, 2009
25,545,482 issued and 25,525,886 outstanding as of June 30, 2008	26,667	25,545
Additional paid-in-capital	77,320,715	74,950,286
Treasury stock (228,496; 19,596 shares)	(396,008)	(35,681)
Accumulated deficit	(40,346,904)	(33,071,702)
Stock subscription receivable	(692,654)	(600,907)
Common stock to be issued	118,325	1,048,249
Other comprehensive loss	(6,784,849)	(2,747,924)
Total stockholders' equity	31,165,292	41,487,866
Total liabilities and stockholders' equity	$60,633,510	$63,776,694

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For Nine Months
	Ended March 31,
	2009	2008
		(Restated)

Cash flows from operating activities:
Net income (loss)	$(7,174,308)	$3,630,160
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	3,092,134	2,269,469
Provision for uncollectible accounts	2,420,658	3,277
Loss on sale of assets	-	33,044
Gain on sale of subsidiary shares in Pakistan	308,256	(1,240,808)
Minority interest in subsidiary - restated in 2008	972,238	3,288,490
Stock issued for services	227,516	48,163
Stock based compensation expense	147,639	24,320
Beneficial feature of convertible notes payable	17,225	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,934,511)	(2,087,736)
Increase (decrease) in other current assets	3,175,947	(4,885,181)
Increase (decrease) in accounts payable and accrued expenses	588,689	(510,968)
Net cash (used in) provided by operating activities	(158,517)	572,230
Cash flows from investing activities:
Purchases of property and equipment	(1,501,508)	(1,985,651)
Sales of property and equipment	13,376	120,436
Payments of acquisition payable	(973,758)	(879,007)
Purchase of treasury stock	(360,328)	-
Increase in intangible assets	(5,281,642)	(2,219,673)
Net cash used in investing activities	(8,103,860)	(4,963,895)
Cash flows from financing activities:
Proceeds from sale of common stock	377,421	1,500,000
Proceeds from the exercise of stock options and warrants	526,569	2,800,917
Purchase of subsidary stock in Pakistan	(250,000)	1,765,615
Finance costs incurred for sale of common stock	-	(10,000)
Purchase of treasury stock	-	(25,486)
Restricted cash	(5,000,000)	-
Proceeds from convertible notes payable	6,000,000	-
Proceeds from bank loans	3,843,541	3,862,759
Payments on bank loans	(235,486)	(1,245,846)
Dividend Paid to Preferred Shareholders	(33,876)	-
Bank overdraft	161,134	-
Payments on capital lease obligations & loans - net	(467,397)	(3,462,334)
Net cash provided by financing activities	4,921,906	5,185,625
Effect of exchange rate changes in cash	(453,177)	44,390
Net increase in cash and cash equivalents	(3,793,648)	838,350
Cash and cash equivalents, beginning of period	6,275,238	4,010,164
Cash and cash equivalents, end of period	$2,481,591	$4,848,514

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	March 31, 2009	March 31, 2009

Net (loss) before preferred dividend, per GAAP	$(4,998,510)	$(7,174,308)
Income Taxes	21,594	79,631
Depreciation and amortization	1,033,338	3,092,134
Interest expense	483,501	983,971

EBITDA (loss)	$(3,460,077)	$(3,018,572)

Weighted Average number of shares outstanding
Basic	26,601,587	26,350,098
Diluted	26,695,173	26,443,684

Basic EBITDA EPS	$(0.13)	$(0.11)

Diluted EBITDA EPS	$(0.13)	$(0.11)